Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT REACHES AGREEMENT WITH VERMONT
DEPARTMENT OF PUBLIC SERVICE

Files Motion Asking Vermont Public Service Board to Approve Modified
Transaction

CHARLOTTE, N.C. (January 8, 2008) – FairPoint Communications, Inc. (NYSE: FRP) today announced it has reached an agreement (stipulation) with the Vermont Department of Public Service (Department) regarding its proposed acquisition of Verizon’s wireline operations in Vermont. The stipulation incorporates key features of the previously approved amended stipulation agreement in Maine, as well as other conditions. In the stipulation FairPoint, Verizon, and the Department urge the Vermont Public Service Board (Board) to approve the merger, subject to the conditions stated in the stipulation and the conditions outlined in Appendix B of the Board’s December 21, 2007 order  (other than those conditions for which FairPoint and Verizon seek timely modification or reconsideration).

In the stipulation, the Department also agrees that subject to the conditions, the merger transaction “will promote the public good and the general good of the state.”  FairPoint and Verizon also filed a motion today requesting the Board approve the transaction as modified.

FairPoint’s acquisition of Verizon’s wireline operations in Vermont is part of a larger, previously announced transaction in which FairPoint would also acquire Verizon’s wireline operations in Maine and New Hampshire. The transaction requires approval by the three states’ regulatory agencies and by the Federal Communications Commission. Maine’s Public Utilities Commission has already voted to approve an amended stipulation agreement and other conditions, with some remaining matters subject to further deliberations later this week.

Gene Johnson, FairPoint’s chairman and CEO, stated, “We’re pleased with the stipulation and appreciate the hard work and support of the Vermont Department of Public Service. We look forward to working with the Department as we serve the public interest in the state of Vermont.”

In addition to those key, previously approved conditions in the Maine stipulation, FairPoint agreed to additional conditions in Vermont, which include:
▪	The commitment to make approximately $40 million in capital expenditures in Vermont in each of the first three years following transaction close;
▪	Additional broadband expansion in Vermont to ensure broadband is available to all customers in at least 50 percent of FairPoint’s markets by December 31, 2010;
▪	The adoption of a Performance Enhancement Plan that further solidifies FairPoint’s commitment to improve service quality and expand broadband availability;

-more-

▪	FairPoint agreed to an independent third party monitor for the back-office cutover process (the conversion from Verizon’s systems to FairPoint’s systems); and
▪	The adoption of a dual pole remediation project.

About FairPoint
FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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